June 17, 2010	EXHIBIT 10.1

Mr. Walter Killough

6 Garden Court

Mahwah, NJ 07430

Re: Employment Agreement dated as of December 2, 2008 between

dELiA*s, Inc. and Walter Killough (the “Agreement”)

Dear Walter:

The Board of Directors is pleased to have promoted you from Chief Operating Officer to Chief Executive Officer. This constitutes the First Amendment to the Agreement.

1.	Section 2(a) of the Agreement is hereby amended by deleting “the fourth anniversary of such date” in the first sentence and replacing it with “June 2, 2013.”

2.	Section 3(a) of the Agreement is hereby amended by deleting the first two (2) sentences therein in their entirety and replacing them with the following:

“Executive shall serve as the Company’s Chief Executive Officer reporting to the Company’s Board of Directors. Executive shall have and perform such duties, responsibilities, and authorities as shall be reasonably assigned by the Company’s Board of Directors from time to time and as are consistent with the above-mentioned position.”

3.	Effective May 17, 2010, Section 4 of the Agreement is hereby amended by deleting “$400,000” in the first sentence and replacing it with “$525,000”.

4.	Section 5 of the Agreement is hereby amended by deleting “60%” in the first sentence therein and replacing it with “90%”.

5.	Exhibit 4 of the Agreement is hereby deleted in its entirety and replaced with Exhibit 4 attached hereto.

Except as amended by this First Amendment, the Agreement shall remain in full force and effect without modification.

Congratulations!

By:	/s/ Carter S. Evans
Carter S. Evans, Chairman

Accepted and Agreed:

By:	/s/ Walter Killough
Walter Killough

EXHIBIT 4

	Less than Threshold	Threshold	Target	Stretch
Pay for performance
a) Annual Salary Increase %	0	3	5	7
b) Annual Bonus %	0	45	90	120

—Based on Company’s Annual Operating Plan as approved by the Board of Directors.